                                                                    Exhibit 10.4

                         AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT made as of the 1st day of October, 2000

BETWEEN:

            WESTLINKS RESOURCES LTD., a body corporate, having an office in the City of Calgary, in the Province of Alberta ("Vendor")

                                    - and -

            899776 ALBERTA LTD., a body corporate, having in office in the City of Calgary, in the Province of Alberta ("Purchaser")

      WHEREAS Vendor desires to sell and convey the Assets to Purchaser and Purchaser desires to purchase and receive the Assets from Vendor, in each case upon the terms and conditions herein set forth;

      NOW THEREFORE in consideration of the premises hereto and of the covenants, warranties, representations, agreements and payments herein set forth and contained, the Parties agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1   DEFINITIONS

      In this Agreement (including the recitals hereto, this Article and each Schedule), the words and phrases set forth below shall have the meanings ascribed thereto below, namely:

            "A.F.E." means an authority for expenditure, mail ballot or cash call or any other approval given by the holders of working interests in the Lands or Tangibles to conduct an operation, create or incur a financial obligation or accept a risk;

            "ASSETS" means the Petroleum and Natural Gas Rights, Tangibles, Proprietary Technical Information and Miscellaneous Interests;

            "CLOSING" means the transfer of the Assets by Vendor to Purchaser (or unaffected Assets, if a closing occurs in accordance with Clause 11.1(d)) and the payment by Purchaser to Vendor of the Purchase Price (or portion thereof, if paid in accordance with Clause 11.1(d)) and the completion of all matters incidental thereto as herein provided for;

            "CLOSING TIME" means the time and day determined pursuant to Clause 6.2;

            "CONVEYANCE" means an agreement (or agreements, if a closing occurs in accordance with Clause 11.1(d)) in the form or substantially in the form of Schedule "B";

            "DOLLAR" or "$" means a dollar of the lawful money of Canada;

            "EFFECTIVE TIME" means 8.00 a.m., local time at Calgary, Alberta, on the 1st day of October, 2000;

            "FACILITIES" means the facility or facilities set out in Schedule
            "E".

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                                     - 2 -

            "LANDS" means, in respect of the lands described in the Land Schedule, the Petroleum Substances within, upon or under those lands, together with the right to explore for and recover Petroleum Substances insofar only as they are granted by the Leases;

            "LAND SCHEDULE" means Schedule "A";

            "LEASES" means, collectively, the leases, reservations, permits, licences, or other documents of title set forth and described in the Land Schedule (or any replacement thereof, renewal thereof or leases derived therefrom) by virtue of which the holder thereof is entitled to drill for, win, take, own and remove the Petroleum Substances within, upon or under all or any part of the Lands;

            "MISCELLANEOUS INTERESTS" means the entire right, title estate and interest of the Vendor (whether legal, beneficial or otherwise) in and to all property, assets and rights relating to the Petroleum and Natural Gas Rights or the Tangibles (other than Petroleum and Natural Gas Rights or the Tangibles) and to which Vendor is entitled at the Effective Time including, but not in limitation of the generality of the foregoing, such interests of Vendor in:

            (i) all contracts, agreements, documents, Unit Agreements, Production Sales Contracts, books and records and well files relating to the interest of Vendor in the Petroleum and Natural Gas Rights, or the Tangibles, and any and all rights in relation thereto excluding tax and financial records;

            (ii) all engineering and production data and information related to the Petroleum and Natural Gas Rights and the Tangibles in the custody of Vendor or to which it is entitled, excluding interpretive data and economic forecasts;

            (iii) all subsisting rights to enter upon, use and occupy the surface above the Lands or any lands with which same have been pooled or unitized or the sites of any Tangibles or any lands which are used to gain access to any of the foregoing, including any fee simple surface titles where owned by Vendor; and

            (iv)    the Wells, including well bores and down-hole casing.

            "PARTIES" means the parties to this Agreement and "PARTY" means any one of them;

            "PERMITTED ENCUMBRANCES" means:

            (i) all royalty burdens, liens, adverse claims, penalties, net profit interests and other encumbrances set out in the Land Schedule;

            (ii) easements, rights of way, servitudes or other similar rights in land including, without limiting the generality of the foregoing, rights of way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, wires and cables;

            (iii) the right reserved to or vested in any government or other public authority by the term of any Lease or by any statutory provision to terminate any Lease, to require annual or other periodic payments as a condition of the continuance thereof, to levy taxes on Petroleum Substances or the income or revenue therefrom or to control or regulate the Assets or operations thereon,including production rates on any property, and all applicable laws, rules and orders of any governmental authority;

            (iv) the terms and conditions of the Leases or any agreements and documents which relate to any of the Assets including, without limitation, any Production Sales Contracts; except to the extent that they create security interests, burdens or encumbrances that would not be Permitted Encumbrances under the provisions of this definition;

            (v) undetermined or inchoate liens incurred or created as security in favour of the person conducting the operation on any of the Assets for Vendor's proportion of the costs and expenses of such operations which costs and expenses are not delinquent as of the Closing Time;

            (vi) the reservations, limitations, provisos and conditions in any original grants from the Crown of any of the Lands or interests therein and statutory exceptions to title;

            (vii) provisions for penalties and forfeitures under agreements as a consequence of non-participation in operations;

            (viii) liens granted in the ordinary course of business to a public utility, municipality or governmental authority in connection with operations conducted with respect to the Assets;

            (ix) mechanic's, builder's and material-men's liens in respect of services rendered or goods supplied for which payment is not at the time due; and

            (x) liens for taxes, assessments and governmental charges which are not due at such time or the validity of which is being diligently contested in good faith by or on behalf of Vendor.

            "PETROLEUM AND NATURAL GAS RIGHTS" means all of the Vendor's right, title estate and interest (whether legal, beneficial or otherwise) in and to the Leases;

            "PETROLEUM SUBSTANCES" means petroleum, natural gas, related hydrocarbons and any other substances, whether liquid, solid or gaseous, the rights to which accrue to the holder of the rights to petroleum, natural gas or related hydrocarbons;

            "PLACE OF CLOSING" means the offices of Vendor;

            "PRODUCTION SALES CONTRACTS" means the production sales contracts set forth in Schedule "F";

            "PROPRIETARY TECHNICAL INFORMATION" means the Vendor's interest in that information and data set forth and described in Schedule "G".

            "PURCHASE PRICE" shall have the meaning subscribed thereto in Clause 3.1;

            "TANGIBLES" means all of the right, title estate and interest of Vendor (whether legal, beneficial or otherwise) in and to all tangible depreciable property and assets situate in,
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                                     - 4 -


            on or about the Lands or appurtenant thereto and used solely in connection with production, gathering, processing, transmission, compression or treatment operations on the Lands and all of Vendor's right, title and interest in the Facilities and all inventories of tangible equipment, material and spare parts associated with the Facilities;

            "TITLE DEFECT" shall have the meaning ascribed thereto in Clause
            11.1 hereof;

            "WELLS" means all producing, shut-in, water source, observation, disposal, injection, suspended, abandoned and similar wells located on the Lands or directly relating to the operation of the Lands as described and listed in Schedule "D".

1.2   INCORPORATION OF SCHEDULES

      The following Schedules are attached to and incorporated as part of this
      Agreement:

      (a)   Schedule "A" -- Land Schedule;

      (b)   Schedule "B" -- Conveyance;

      (c)   Schedule "C" -- Authorizations for Expenditures ("A.F.E.'s");

      (d)   Schedule "D" -- Wells;

      (e)   Schedule "E" -- Facilities;

      (f)   Schedule "F" -- Production Sales Contracts;

      (g)   Schedule "G" -- Proprietary Technical Information;

      (h) Schedule "H" -- Processing Agreements, Marketing Agreements and Transportation Agreements.

1.3   SCHEDULE REFERENCES

      Wherever any provision of any Schedule to this Agreement conflicts with any provision in the body of this Agreement, the provisions of the body of this Agreement shall prevail.

1.4   HEADINGS

      The headings of Articles and clauses herein and in the Schedules are inserted for convenience of reference only and shall not affect or be considered in the construction or interpretation of the provisions hereof.

1.5   GENDER

      In this Agreement, words importing persons include companies and vice versa and words importing the masculine gender include the feminine and neuter gender and vice versa.
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                                     - 5 -

1.6   REFERENCES

      Except as otherwise provided for herein, "this Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this agreement and not to any particular section, subsection, paragraph, subparagraph, clause, subclause schedule or other portion thereof.

1.7   KNOWLEDGE

      Where in this Agreement a representation or warranty is made on the basis of the knowledge or awareness of a party, such knowledge or awareness consists only of the actual knowledge or awareness, as the case maybe, of the current senior officers of such party and does not include the knowledge or awareness of any other person.

                                   ARTICLE 2
                                      SALE

2.1   SALE

      Vendor agrees to sell and convey the Assets to Purchaser and Purchaser agrees to purchase and receive the Assets from Vendor, all in accordance with and subject to the terms and conditions set forth in this Agreement.


                                   ARTICLE 3
                                 CONSIDERATION

3.1   PRICE

      The aggregate price to be paid by Purchaser to Vendor for the Assets shall be Five Million and Fifty Thousand Dollars ($5,050,000.00) (hereinafter called the "Purchase Price"), subject to adjustments as herein provided.

3.2   MANNER OF PAYMENT

      The Purchase Price shall be payable by the Purchaser as follows:

      (a) The Purchase Price shall be paid by certified cheque or bank draft delivered to Vendor at Closing.

3.3   INTEREST ON PURCHASE PRICE

      Purchaser shall pay to the Vendor interest on the Purchase Price from and including the Effective Time to and including the day prior to the Closing Time at the prime rate calculated daily and not compounded, as established by the Bank of Montreal, Main Branch, Calgary.

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                                     - 6 -

3.4   ALLOCATION OF PURCHASE PRICE

      The Purchase Price shall be allocated among the Assets as follows:

      (a)     To Petroleum and Natural Gas Rights    $3,787,500.00

      (b)     To Tangibles                           $1,262,490.00

      (c)     To Miscellaneous Interests                    $10.00
                                                     -------------
              TOTAL                                  $5,050,000.00
                                                     =============

      The amount allocated to Petroleum and Natural Gas Rights shall be increased or decreased, as applicable, by any adjustments provided for in
Article 4 hereof and the amount payable pursuant to Clause 3.3.

3.5   GOODS AND SERVICES TAX

      The Parties hereby agree that Vendor and Purchaser shall comply with federal legislation pertaining to the Goods and Services Tax ("GST"). The GST Registration No. of Vendor is R892642893, and the GST Registration No. of
Purchaser is       . Purchaser shall pay Vendor applicable GST with respect to that portion of the Purchase Price allocated to the Tangibles pursuant to Clause
3.4 unless it satisfies Vendor that an exemption from the requirement to pay such tax to Vendor is applicable, due to provisions under the legislation for self-assessment or otherwise.

                                   ARTICLE 4
                                  ADJUSTMENTS

4.1   ADJUSTMENTS

      (a) All benefits and obligations of every kind and nature incurred or accruing in respect of the Assets prior to the Effective Time, including without limitation operating costs, property taxes, capital costs, lease rentals, royalty obligations, the proceeds from the sale of production from the Lands, proceeds from third party fees, including processing fees, and recoveries of overhead and administration costs and expenses, are for Vendor's account.

      (b) All benefits and obligations of every kind and nature incurred or accruing in respect of the Assets, on or after the Effective Time but prior to the Closing, including without limitation operating costs, property taxes, lease rentals, royalty obligations, the proceeds from the sale of production from the Lands, proceeds from third party fees, including processing fees, and recoveries of overhead and administration costs and expenses, are for the account of the Purchaser and shall be adjusted for in the statement of adjustments.

      (c) Two (2) business days before Closing, Vendor shall prepare and submit to Purchaser an interim statement of adjustments effective as of the Effective Time. At Closing the parties shall, to the extent practicable, adjust and settle accounts pertaining to the Assets. The Purchase Price shall be adjusted to reflect the adjustments and settlements shown on the interim statement of adjustments as agreed to by the parties hereto.
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                                     - 7 -


      (d) Subject to Subclause (e), all accounting and adjustments not readily ascertainable at Closing shall be settled between the parties on an item-by-item basis as soon after Closing as they become ascertainable. The adjustment and settlement of accounts will be considered concluded at the time Vendor and Purchaser sign a statement of adjustments that expressly states it is a final statement of all adjustments, which shall be no later than six (6) months after Closing. Payment for adjustments on the final statement of adjustments shall be made within thirty (30) days of the date of the final statement of adjustments. Vendor shall prepare the final statement of adjustments. The records related to adjustments may be audited by either party for two (2) years after the date of the final statement of adjustments. Accounting or adjustments resulting from the audit shall be settled between Vendor and Purchaser on an item-by-item basis as they occur.

      (e) Accounting or adjustments resulting from royalty audits or from thirteenth month adjustments for gas plant throughput and gas cost allowance for the Assets, relating to the period prior to Closing;

            (i) for which audit queries or thirteenth month adjustments are outstanding at Closing; or

            (ii) that occur after Closing but not later than four years after Closing;

            shall be made as they occur and payment for them shall be made within thirty (30) days of each adjustment and shall be made by Purchaser to Vendor, or vice versa, as the case may be. Costs associated with review, accounting and administration of any such audits or adjustments that relate to a period prior to the Effective Date shall be borne by the Vendor. Vendor may audit the records of Purchaser relating to such accounting or adjustments for two years from the date the adjustment is made and accounting or adjustments resulting from the audit shall be settled between Vendor and Purchaser on an item-by-item basis as they occur.

      (f) For the purposes of determining the adjustments herein provided for, the following provisions will apply to the apportionment of the revenues, costs, expenses and other relevant charges in preparing the interim and final statements of adjustments:

            (i) Petroleum Substances produced from the Lands and at the Effective Time beyond the wellhead shall not form part of the Assets;

            (ii) all prepaid rentals and property taxes whether paid before or after the Effective Time, for the Assets shall be apportioned between Vendor and Purchaser as of the Effective Time;

            (iii) capital costs and operating cost advances and similar prepayments made by Vendor for the Assets for which it is not operator prior to Closing and relating to benefits accruing after the Effective Time are the responsibility of Purchaser and an amount equal to those capital cost and operating cost advances and similar prepayments shall be credited to Vendor at Closing;

            (iv) there will be no adjustments for Alberta Royalty Tax Credits or similar incentives not specific to the Assets;
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                                     - 8 -


            (v) there will be an adjustment for the period from the Effective Time up to but not including the closing by an amount equal to:

                          (A) the proceeds from the sale of production from the Lands, minus

                          (B)   all royalties and operating expenses,

                    revenues received by Vendor from the sale of Petroleum Substances, revenues from royalties attributable to the Assets and revenues from third party processing from and after the Effective Time shall be apportioned on the basis of the date of production or of third party processing.

            (vi) Taxes levied under the Freehold Mineral Rights Tax Act (Alberta) for which the lessee is responsible under any applicable lease, shall be apportioned between Vendor and Purchaser as of the Effective Time. Purchaser shall provide Vendor with copies of all statements and assessments received under the Freehold Mineral Rights Tax Act (Alberta), together with material from which Vendor may assure itself that payments pursuant to such Act are made on the lowest reasonable basis.


                                   ARTICLE 5
                               TRANSFER OF ASSETS

5.1   TRANSFER OF ASSETS

      The transfer and assignment of the Assets from the Vendor to Purchaser shall be effective as of the Effective Time. Possession and risk of the Assets shall transfer from Vendor to the Purchaser at the Closing Time.


                                   ARTICLE 6
                             CLOSING TIME AND PLACE

6.1   PLACE

      Closing shall take place at the offices of the Vendor.

6.2   TIME

      Closing shall take place at the offices of the Vendor at 2:00 p.m. on the 15th day of November, 2000, or at such other time or upon such other day as may be agreed by Purchaser and Vendor.


                                   ARTICLE 7
                                 INTERIM PERIOD

7.1   MAINTENANCE OF ASSETS

      Until Closing Time, Vendor shall, to the extent that the nature of its interest permits, and subject to all agreements applicable to the Assets:

      (a) maintain the Assets in a proper and prudent manner in accordance with generally accepted oil and gas industry practices;
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                                     - 9 -

      (b) pay or cause to be paid all costs and expenses relating to the Assets; and

      (c) perform and comply with all covenants and conditions contained in the Leases and all other agreements relating to the Assets.

7.2   CONDUCT OF BUSINESS

      Until the Closing Time, Vendor shall conduct or cause to be conducted, in accordance with generally accepted industry practices, such activities relative to the Assets as can reasonably be regarded as being in the ordinary course of business for Vendor. Vendor shall not conduct any activities with respect to the Assets which cannot reasonably be regarded as being in the ordinary course of business of Vendor without the prior written consent of Purchaser. Vendor shall not approve A.F.E. as submitted by an operator where Vendor's share of the costs thereunder is expected to exceed twenty-five thousand Dollars ($25,000.00), or renegotiate, amend, vary or alter any contract without Purchaser's prior written consent.

7.3   INTERIM AGENCY, LIABILITY AND INDEMNITY

      (a) Upon Closing, Vendor shall be deemed, for the period from the Effective Time to Closing, to have been the agent of Purchaser with respect to all operations and other activities with respect to the Assets and Purchaser ratifies, adopts and confirms all actions relative to the Assets which Vendor takes or refrains from taking as agent for Purchaser in accordance with this Agreement with the intent and purpose that all actions relative to the Assets taken or refrained from being taken by Vendor during this period shall be deemed for all purposes as having been taken or refrained from having been taken by Purchaser.

      (b) In the event that, upon Closing, Purchaser does not become recognized as a party to any agreement relative to the Assets, then Vendor shall serve as Purchaser's agent with respect to such agreement until Purchaser is recognized as a party thereto, taking or refraining from taking only such actions with respect to such agreement as Purchaser shall direct in writing. Purchaser shall:

            (i) be liable to Vendor for all or any liabilities, losses, costs, penalties, fines, court costs, legal (on a solicitor and client basis), accounting and other professional expenses, claims or damages; and, in addition

            (ii) indemnify and hold Vendor harmless against any and all liabilities, costs, penalties, fines, court costs, legal (on a solicitor and client basis), accounting and other professional expenses, claims or damages;

            incurred by Vendor as a result of Vendor acting as the agent of Purchaser pursuant to this Article, except to the extent that the loss or damage was caused by Vendor's gross negligence or wilful misconduct.

                                   ARTICLE 8
                                 TITLE RECORDS

8.1   RECORDS

      Subject to confidentiality requirements and fiduciary obligations the Vendor shall:

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                                     - 10 -

      (a) prior to closing make all books, accounts and other financial data of the Vendor relating to the Assets and which are in the possession of the Vendor, available to the Purchaser and its authorized representatives for such inspection as the Purchaser requires in connection herewith; and

      (b) make such Lease documents, correspondence and other documents affecting the title of the Vendor to the Assets as are in the possession of the Vendor, available to the Purchaser and its authorized representatives for such inspection as the Purchaser reasonably requires in connection herewith and the Vendor will deliver such records to the Purchaser promptly after Closing.

                                   ARTICLE 9
                            CONFIDENTIAL INFORMATION

9.1   GENERALLY

      Purchaser shall consider as confidential, shall not communicate to others (except as is required to be disclosed to directors, officers, representatives, consultants, financial advisors and other parties who need to know and who are participating in the due diligence, financing or otherwise assisting either Party in respect of the transaction contemplated by this Agreement and who have agreed to keep same confidential) prior to the Closing Time and, in the event only that the transaction contemplated by this Agreement does not close for any reason whatsoever, subsequent to the Closing Time, all information which Purchaser receives from Vendor pursuant to this Agreement other than information which:

      (a) was in the possession of Purchaser prior to its receipt or acquisition from Vendor;

      (b)   at the time of disclosure, is in the public domain;

      (c) is required to be disclosed pursuant to the applicable legislation, regulations or rules or by the direction of any court, tribunal or administrative body having jurisdiction.

                                   ARTICLE 10
                             CONSENTS AND APPROVALS

10.1  GENERALLY

      Prior to Closing, each of the Parties shall use all reasonable efforts to obtain and deliver to the other Party all necessary consents, permissions, and approvals by shareholders, partners, third parties and governmental and regulatory authorities applicable to it in connection with the transaction herein provided for.

                                   ARTICLE 11
                                TITLE OBJECTIONS

11.1  GENERALLY

      From time to time and in any event no later than three (3) days prior to the Closing Time, Purchaser shall give Vendor written notice of all defects of which Purchaser is aware (other than any matters specified in the Land Schedule) which materially and adversely affect the title of Vendor to the Assets and which Purchaser does not waive (all of which are herein referred to as "Title Defects") provided however, Title Defects shall not include Permitted Encumbrances, preferential rights of purchase or similar rights. Prior to the Closing Time, Vendor shall diligently make all reasonable efforts to cure or remove all Title Defects. If all Title Defects are not cured or removed at or before the Closing Time, Purchaser may elect at or before Closing Time to:

      (a) with the agreement of Vendor, grant a further period of time within which Vendor may cure or remove the uncured Title Defects; or

      (b) subject to Clause 11.3, waive the uncured Title Defects and proceed with Closing;

      (c) if the value of all Title Defects is equal to or greater than twenty-five (25.0%) percent of the Purchase Price, the Purchaser may terminate this Agreement without any further obligation to the Vendor (and the Deposit shall be returned to Purchaser); or

      (d) proceed with the Closing of the sale of the Assets which are not affected by Title Defects, which Closing shall be completed at the Closing Time in accordance with this Agreement and the portion of the Purchase Price payable for such portion of the Assets shall be paid by Purchaser to Vendor at the Closing Time. Vendor shall make all reasonable efforts to cure or remove the remaining Title Defects within four (4) months following the Closing Time. Vendor shall give written notice to Purchaser within this period identifying each of the Assets which Vendor has cured or removed Title Defects from, if any. Purchaser shall give written notice to Vendor identifying each Asset in respect of which Title Defects have been waived by Purchaser, or cured or removed to the reasonable satisfaction of Purchaser within seven (7) days after receipt of Vendor's notice, and the Closing of the sale of the cured Assets shall occur on the fifth normal business day after receipt by Vendor of Purchaser's notice. At such time, Purchaser shall pay to Vendor the portion of the Purchase Price equal to the value of the cured Assets. If Vendor is unable to cure or remove any of the remaining Title Defects within four (4) months of the Closing Time, Vendor and Purchaser shall be released from all obligations hereunder to buy and sell any such portion of the Assets that are still subject to the remaining Title Defects.

      Failure by Purchaser to make such election at or before Closing Time shall be irrefutably and conclusively deemed to be an election to waive all uncured Title Defects. Upon Closing, Purchaser shall be irrefutably and conclusively deemed to have waived all Title Defects for the purposes of this clause.

11.2  VALUE ALLOCATION

      If it is necessary to allocate a value for the purposes of Clause 11.1 to any particular portion of the Assets, the Parties shall allocate values as may be agreed upon, acting reasonably.

      In the event the Parties fail to reach such agreement, within three (3) business days of notice given by either Party to the other:

      (a) each Party shall provide to the other a written statement separately setting forth its proposed value with respect to each of the Assets affected by the Title Defects (hereinafter called the "Affected Assets"); and

      (b) each Party shall submit their determination of value with respect to each of the Affected Assets to a mutually agreeable independent engineering consultant firm (hereinafter called the "Evaluator"), together with written instructions that:

            (i) the Evaluator shall not propose a compromise settlement but must, using good engineering and evaluation practice, select as the value of each of the Affected

                    Assets, either the value proposed by Vendor or the value proposed by Purchaser, and

            (ii) such evaluation must be completed within five (5) business days from the date of submission.

      The fees and other costs to be paid to the Evaluator shall be borne equally by Vendor and Purchaser.


                                   ARTICLE 12
                                  CONVEYANCES

12.1  GENERALLY

      At Closing, Vendor shall execute and deliver to Purchaser such transfers, assignments, conveyances (including the Conveyance), novations, notices of assignment and other documents with respect to the Assets as may be reasonably required by Purchaser. After Closing, Vendor shall co-operate with Purchaser's efforts to secure execution of such documents by the parties thereto other than Vendor and Purchaser.

12.2  SUBORDINATE DOCUMENTS

      All documents executed and delivered pursuant to the provision of this Article or otherwise pursuant to this Agreement are subordinate to the provisions of this Agreement and the provisions of this Agreement shall govern and prevail in the event of a conflict between the provisions of any such document and the provisions of this Agreement.

12.3  REGISTRATION

      Purchaser shall bear all costs incurred in registering with the applicable public authorities, boards or regulatory authorities, any conveyances of title and other documents denoting the change in ownership hereunder. Purchaser shall register all such conveyances and other documents within sixty (60) days after Closing. Purchaser shall also within sixty (60) days of the Closing, circulate for execution any assignments, novations and other documents requiring execution by third parties.

12.4  DOCUMENTS AND FILES

      The Vendor shall provide to Purchaser as soon as reasonably practical after Closing, all Proprietary Technical Information files, documents, records and similar materials to which it is entitled pursuant to this Agreement.


                                   ARTICLE 13
                            VENDOR'S REPRESENTATIONS

13.1  GENERALLY

      Vendor hereby represents, warrants and covenants to and with Purchaser that:

      (a)   Corporate Standing

                  Vendor is, and at the Closing Time shall continue to be, a corporation duly organized, validly subsisting under the laws of the jurisdiction of incorporation of Vendor and the laws of those jurisdictions in which Vendor is required to be registered;

      (b)   Requisite Authority

                  Vendor has taken all necessary corporate action and has all requisite corporate power and authority to enter into this Agreement and to perform the obligations of Vendor under this Agreement;

      (c)   No Conflicts

                  To the Vendor's knowledge the consummation by Vendor of the transaction contemplated herein will not violate, nor be in conflict with, any provision of any agreement or instrument to which Vendor is a party or by which Vendor is bound, or any judgement, degree, order, law, statute, rule or regulation applicable to Vendor;

      (d)   Execution and Enforceability of Documents

                  This Agreement has been duly executed and delivered by Vendor and all other documents (including the Conveyance) executed and delivered by Vendor pursuant hereto shall have been duly executed and delivered by Vendor. This Agreement does, and such documents (including the Conveyance) will, constitute legal, valid and binding obligations of Vendor enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, preference, reorganization, moratorium and other similar laws affecting creditor rights generally and the discretion of courts with respect to equitable or discretionary remedies and defences;

      (e)   Finders' Fees or Consulting Fees

                  Vendor has not incurred any obligation or liability,
            contingent or otherwise, for brokers', consulting, legal or finders' fees in respect of this transaction for which Purchaser shall have any obligation or liability;

      (f)   Title

                  The Vendor does not warrant title to the Assets but does
            represent and warrant that it has done no act or thing whereby Vendor's title to the Assets may be cancelled or terminated and the Assets are now, and will be at the Closing Time and the Effective Time, free and clear of all liens, charges, encumbrances, security interests and adverse claims created by, through or under Vendor, except such thereof as are set forth in the Land Schedule, the Permitted Encumbrances and those Title Defects waived or deemed to be waived by Purchaser;

      (g)   Quiet Enjoyment

                  Subject to the Permitted Encumbrances and to the rents,
            covenants, conditions and stipulations in the said Leases and any agreements pertaining to the Assets and on the lessees' or holders' part thereunder to be paid, performed and observed, Purchaser may enter into and upon, hold and enjoy the Assets for the residue of their respective terms and all renewals or extensions thereof for Purchaser's own use and benefit without any interruption of or by Vendor or any other person whomsoever claiming or to claim by, through or under Vendor, and Vendor binds itself to warrant and defend all and singular the Assets against all persons whomsoever claiming or to claim the same or any part thereof or any interest therein by, through or under Vendor;

      (h)   No Lawsuits or Claims

                  To the best of Vendor's knowledge, there are no claims,
            proceedings, actions or lawsuits in existence, threatened or asserted against or with respect to the Assets or the interests of Vendor therein which would have material adverse effect on the Assets or the value thereof;

      (i)   Good Standing Under Agreements

                  To the best of Vendor's knowledge, Vendor is not in material default nor has it been informed of any material default under any Lease or any agreements and instruments having application to the Assets to which Vendor is a party or is bound;

      (j)   Tax Resident

                  Vendor is not a non-resident of Canada within the meaning of
            Section 116 of the Income Tax Act (Canada);

      (k)   Taxes

                  To the best of Vendor's knowledge, all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of the Assets or the production of Petroleum Substances from the Lands or the receipt of proceeds therefrom payable by it to the Closing Time and for all prior years have been properly paid and discharged or will be paid by Vendor;

      (l)   Outstanding A.F.E.'s

                  Other than as set forth in Schedule "C", there are no A.F.E.'s with respect to the Assets which have not been completely billed and paid as at the date hereof and Schedule "C" hereto sets forth the amount not yet billed or paid pursuant to each outstanding A.F.E.;

      (m)   Good Oil and Gas Field Practice

                  To the best of Vendor's knowledge, where the Vendor was
            operator at the relevant time, the Wells have been drilled and, if completed, completed and operated, and the Facilities have been operated, in accordance with good oil and gas industry practices and in compliance with all applicable rules and regulations;

      (n)   Independent Operations Penalties

                  Except as disclosed in Schedule "A" hereto, the interests of
            Vendor in the Wells are not presently subject to independent operations penalties due to the failure of Vendor to participate in an independent operation;

      (o)   Reduction of Interest

                  Except as disclosed in Schedule "A" hereto, the Assets are not subject to reduction by virtue of the conversion or other alteration of the interest of any third party under existing agreements created by, through or under Vendor;

      (p)   Production Sales Contracts

                  There are no production sales agreements or other arrangements under which Vendor, or any party acting on its behalf, is obligated to sell or deliver to any party, any Petroleum Substances allocable to the Petroleum and Natural Gas Rights except for the agreements disclosed in Schedule "F" or which can be terminated without penalty on less than 31 days notice;

      (q)   Processing Agreements

                  Except as disclosed in Schedule "H", there are no processing agreements with third parties in respect of the processing of Petroleum Substances at the Facilities;

      (r)   Offset Wells

                  To Vendor's knowledge, there are not in existence any
            obligations arising under any of the Leases or otherwise with respect to the said Lands to drill thereon a well located in a spacing unit offsetting any other well, whether or not that other well is located on the Lands;

      (s)   Abandonment of Wells

                  To Vendor's knowledge there are no wells located on the Lands which have been abandoned or have been plugged and abandoned and the well-site properly restored in accordance with good oil and gas field practices and the material requirements of all applicable laws or regulations;

      (t)   Condition of Tangibles

                  To Vendor's knowledge, the Tangibles have been constructed, maintained and operated in accordance with good oil and gas field practices and the material requirements of all applicable laws or regulations;

      (u)   Area of Mutual Interest

                  To Vendor's knowledge, none of the Lands is subject to an
            agreement which provides for an area of mutual interest;

      (v)   Rights of First Refusal

                  None of the Lands is subject to any preferential right of
            purchase, right of first refusal or similar right;

      (w)   Compliance with Laws

                  To Vendor's knowledge, all laws, regulations and orders of any governmental authority having application to the Assets, have been complied with in all material respects and Vendor possesses valid well, pipeline and other permits, licences, authorizations, approvals and certificates required to own and operate the Assets as they are currently operated;

      (x)   Tangibles Interest

                  The Vendor's interest in the Tangibles is not less than the
            Vendor's interest in the Lands to which the Tangibles relate and all Tangibles are beneficially owned by Vendor free and clear of all mortgages, liens, charges and encumbrances, except for Permitted Encumbrances;

      (y)   Material Loss or Damage

                  There has been no physical change in the Assets subsequent to the Effective Time (other than in consequence of operation and production in the ordinary course) which has or would have a material adverse effect on the value, use or operation thereof which Purchaser agrees shall exclude:

            (i) any material adverse changes in the Assets due to changes in the prices at which Petroleum Substances may be sold; or

            (ii)  changes in the value of the Assets; or

            (iii) changes in reservoir performance.

      (z)   Transportation Agreements

                  There are no agreements respecting transportation of Petroleum
            Substances which relate to any of the Assets which cannot be terminated on 30 days notice.

      (aa)  Marketing Agreements

                  The Vendor is not a party to or bound by any marketing
            agreements in respect of any Petroleum Substances produced from the Assets after the Closing time;

      (bb)  Worker's Compensation

                  Vendor is not in default of any amounts required to be paid to any worker's compensation board under any applicable laws or regulations.

      (cc)  Environmental Matters

            Except with respect to Environmental Damages set forth in the November 3, 2000 letter from Purchaser to Vendor:

            (i) The Vendor is not aware of and has not received notice of any orders or directives under applicable laws or regulations which relate to environmental matters and which require any work, repairs, construction or capital expenditures with respect to the Assets, where such orders or directives have not been complied with in all material respects;

            (ii) The Vendor is not aware of and has not received notice of any demand or notice issued under applicable laws or regulations with respect to the breach of any environmental, health or safety law applicable to the Assets, including, without limitation, any applicable laws or regulations respecting the use, storage, treatment, transportation or disposition of environmental contaminants, which demand or notice remains outstanding on the Closing Time; and

            (iii) Vendor has not entered into any agreements or made any commitments or obligations to any third party in respect of any environmental or reclamation liabilities associated with the Assets or the third party's interest in the Lands.

      (dd)  Take or Pay Obligations

                  As of the Closing Time, the Assets and Petroleum Substances
            produced therefrom are not subject to any take or pay or similar provisions in any Production Sales contract whereby Vendor is obligated to sell or deliver Petroleum Substances without being entitled to receive full payment therefor or to pay any person for Petroleum Substances not delivered under such Production Sales Contract.

13.2  LIMITATION

      Vendor makes no representation or warranty whatsoever except as and to the extent expressly set forth in Clause 13.1. Vendor disclaims any liability and responsibility for any representation or warranty which may have been made or alleged to have been made and which is contained in any instrument or document relative hereto or to the transactions herein provided for, or contained in any statement or information made or communicated (orally or in writing) to Purchaser including, without limitation, any opinion, information or advice which may have been provided to Purchaser by any officer, shareholder, director, employee, agent, consultant or representative of Vendor. Without limiting the generality of the foregoing, Vendor makes no representations or warranties or covenants as to:

      (a) its title in or to the Assets except as, and only to the extent, set forth in Clause 13.1;

      (b) the amounts, quality, content, chemical composition, recoverability or deliverability of reserves of Petroleum Substances attributable to the Lands;

      (c) the quality, fitness, condition or merchantability of all or any of the Tangibles;

      (d) any geological or other interpretations or economic evaluations of the Assets; and

      (e) estimates of prices or future cash flows arising from the sale of Petroleum Substances attributable to the Lands or estimates of other revenues attributable to the Assets or the availability or continued availability of transportation to sell such Petroleum Substances.

      In addition, Vendor does not make any representation, warranty or covenant, either expressly or by implication herein or collateral hereto, with respect to any other information provided to Purchaser relative to any of the Assets. Purchaser acknowledges that it has made its own independent investigation, analysis, evaluation and verification of Vendor's interests in the Assets, including Purchaser's own estimate and appraisal of the extent, suitability, chemical composition, content and value of the reserves of Petroleum Substances attributable to the Lands and of the condition, content, suitability, composition and capacity of the Tangibles.

13.3  SUBROGATION

      The representations, warranties and covenants of Vendor contained in this Agreement or made or given pursuant or collateral hereto are made for the exclusive benefit of Purchaser and are not transferable by Purchaser and may not be made the subject of any right of subrogation by Purchaser in favour of any other entity.

                                   ARTICLE 14
                          PURCHASER'S REPRESENTATIONS

14.1  GENERALLY

Purchaser hereby represents, warrants and covenants to and with Vendor that:

      (a)   Corporate Standing

                  Purchaser is, and at the Closing Time shall continue to be, a company duly organized, validly subsisting under the laws of the jurisdiction of incorporation of Purchaser and the laws of those jurisdictions in which Purchaser is required to be registered;

      (b)   Requisite Authority

                  Purchaser has taken all necessary corporate action and has all requisite corporate power and authority to enter into this Agreement and to purchase and pay for the Assets on the terms described herein and to perform the other obligations of Purchaser under this Agreement;

      (c)   No Conflicts

                  The consummation by Purchaser of the transactions contemplated by this Agreement will not violate, nor be in conflict with, the provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser is bound, or any judgement, decree, order, law, statute, rule or regulation applicable to Purchaser;

      (d)   Execution and Enforceability of Documents

                  This Agreement has been duly executed and delivered by
            Purchaser and all documents required hereunder to be executed and delivered by Purchaser shall have been duly executed and delivered. This Agreement does, and such documents will, constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, preference, reorganization, moratorium and other similar laws affecting creditors' rights generally and the discretion of courts with respect to equitable or discretionary remedies and defences;

      (e)   Finders' Fees or Consulting Fees

                  Purchaser has not incurred any liability, contingent or
            otherwise, for broker's, consulting, legal or finders' fees in respect of this transaction for which Vendor shall have any obligation or liability;

      (f)  Investment Canada

                  Purchaser is not a non-Canadian within the meaning and for the purposes of the Investment Canada Act; and

      (g)  Qualification to Take Transfers

                  Purchaser meets all qualification requirements of all
            governmental agencies to purchase, to take a transfer of and to hold the Assets including without limitation, requirements of the Alberta Energy and Utilities Board to have the licences to the Wells transferred to it.


                                   ARTICLE 15
                 ENFORCEMENT OF REPRESENTATIONS AND WARRANTIES

15.1  GENERALLY

      The representations and warranties set forth in Clauses 13.1 and 14.1 are true on the date hereof and will be true on the Closing Time and, notwithstanding the closing or deliveries of representations and warranties in any other agreements at Closing prior or subsequent thereto, the representations and warranties set forth in Clauses 13.1 and 14.1 hereof shall survive Closing for the benefit of the Purchaser and Vendor respectively, subject to Subclauses
15.3 and 15.4 of this clause.

15.2  NO MERGER

      There shall not be any merger of any covenant, representation or warranty in any assignment, conveyance, transfer or document delivered pursuant hereto notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived.

15.3  TIME LIMITATION

      No claim or action commenced in respect of a breach of any representation or warranty set forth in Clauses 13.1 or 14.1 shall be made unless the party making the claim or prosecuting the action has given written notice of such claim (including without reasonable particulars of the misrepresentation or breach) to the other party hereto within the period of twelve (12) months from the Closing Time.

15.4  VALUE LIMITATION

      In no event shall the total of all liabilities and indemnities of the Vendor to the Purchaser under this agreement, including without limitation, any claims relating to its representations or warranties under Clause 13.1 and its indemnity under Clause 16.1(a) exceed an amount equal to the Purchase Price.


                                   ARTICLE 16
                                  INDEMNITIES

16.1  INDEMNITY

      (a) Subject to the limitations provided for in Clauses 15.3 and 15.4, and except with respect to environmental liabilities as provided for in Clause 16.2 and 16.3 the Vendor shall:

            (i) be solely liable and responsible for any and all losses, costs, damages and expenses which the Purchaser may suffer, sustain, pay or incur; and

            (ii) indemnify and save the Purchaser and its directors, officers, servants, agents, partners and employees harmless from any and all claims, liabilities, actions, proceedings, demands, losses, costs, damages and expenses whatsoever which may be brought against or suffered by the Purchaser, its directors, officers, servants, agents, partners or employees or which they may sustain, pay or incur;

            as a direct result of any matter or thing arising out of, resulting from, attributable to or connected with a breach of the representations or warranties of Vendor in Clause 13.1. The indemnity granted by the Vendor herein, however, is not a title warranty and does not provide an extension of any representation or warranty contained in Clause 13.1.

      (b)   The Purchaser shall:

            (i) be solely liable and responsible for any and all losses, costs, damages and expenses which the Vendor may suffer, sustain, pay or incur; and

            (ii) indemnify and save the Vendor and its directors, officers, servants, agents, partners and employees harmless from any and all claims, liabilities, actions, proceedings, demands, losses, costs, damages and expenses whatsoever which may be brought against or suffered by the Vendor, its directors, officers, servants, agents, partners or employees or which they may sustain, pay or incur;

            as a result of any matter or thing arising out of, resulting from, attributable to or in connection with the Assets and occurring or arising subsequent to the Effective Time; excepting, in each case, to the extent that such liabilities are reimbursed by insurance or are caused by the party claiming indemnity.

      (c)   The indemnities provided in Subclauses (a) and (b) of this Clause
            16.1 shall be deemed to apply to all assignments, transfer, conveyances, novations and other documents conveying the Assets to the Purchaser notwithstanding the actual terms thereof. Such indemnities shall extend to legal costs on a solicitor and client basis.

      (d) The Purchaser shall not be entitled to any indemnification in respect of any matter or thing which is the subject of the indemnity in Subclause 16.1(a) unless it shall have given written notice of its claim for indemnification (including reasonable particulars of the claim), within twelve (12) months of the Closing Time.

      (e)   Nothing contained in this Article 16 shall:

            (i) impose any liability on either Party for damages for consequential business loss or loss of value suffered by the other Party or its successors and assigns; or

            (ii) impose any liability on any Party for the income tax liabilities of any other Party.

16.2  ABANDONMENT AND RECLAMATION

      Purchaser shall be liable for all Well abandonment and reclamation costs attributable to the Assets and Purchaser shall be liable to Vendor and, in addition, shall indemnify Vendor from and against any liabilities, losses, costs, penalties, fines, court costs, legal (on a solicitor and client basis), accountant and other professional expenses, claims or damages, including consequential damages arising out of or relating to such abandonment and reclamation or the failure by Purchaser to carry out such abandonment and reclamation.

16.3  LIABILITY FOR ENVIRONMENTAL LIABILITY

      Except as provided in the representations and warranties of the Vendor contained in Clause 13.1 of this Agreement, the Purchaser acknowledges that it is acquiring the Assets on an "as is" basis, as of the Effective Time. The Purchaser acknowledges that it is familiar with the condition of the Assets, including the past and present use of the Lands and the Tangibles, that the Vendor has provided the Purchaser with a reasonable opportunity to inspect the Assets at the sole cost, risk and expense of the Purchaser (insofar as the Vendor could reasonably provide such access) and that the Purchaser is not relying upon any representation or warranty of the Vendor as to the condition, environmental or otherwise, of the Assets, except as contained in this Agreement. Provided that Closing has occurred, the Purchaser further agrees that it shall:

      (a) be solely liable and responsible for any and all losses (both direct and indirect), costs (including legal costs payable on a solicitor/client basis), damages and expenses which the Vendor may suffer, sustain, pay or incur; and

      (b) indemnify and save the Vendor and its directors, officers, servants, agents and employees harmless from any and all claims, liabilities, actions, proceedings, demands, losses (both direct and indirect), costs (including legal costs payable on a solicitor/client basis), damages and expenses whatsoever which may be brought against or suffered by the Vendor, its directors, officers, servants, agents or employees or which they may sustain, pay or incur;

as a result of any matter or thing arising (whether prior to or subsequent to the Effective Time) out of, resulting from, attributable to or connected with any environmental liabilities pertaining to the acquired Assets, or any of them, including, without limitation, damage from or removal of hazardous or toxic substances, cleanup, well abandonment and reclamation. Once Closing has occurred, the Purchaser shall be solely responsible for all environmental liabilities respecting the Lands, the abandonment of all Wells and the reclamation of the Lands as between the Vendor and the Purchaser, and hereby releases the Vendor from any claims the Purchaser may have against the Vendor with respect to all such liabilities and responsibilities, except for any claims which the Purchaser may have for the breach of a representation or warranty made by the Vendor contained in Clause 13.1 of this Agreement.

16.4  SUBROGATION REGARDING THIRD PARTIES

      Each Party shall have the full right of substitution and subrogation in and to all covenants and warranties by others heretofore given in respect of the Assets or any part thereof.

                                   ARTICLE 17
                              REMEDIES CUMULATIVE

17.1  GENERALLY

      No reference to or exercise of any specific right or remedy by a Party hereunder shall prejudice or preclude such party from exercising or invoking any other right or remedy in respect thereof whether allowed at law or in equity or expressly provided for herein. No such remedy shall be exclusive or dependent on any other such remedy but each party may exercise any one or more of such remedies independently or in combination.

                                   ARTICLE 18
                          VENDOR'S CLOSING CONDITIONS

18.1  GENERALLY

      The obligation of Vendor to complete the sale of the Assets to Purchaser pursuant to this Agreement is subject to the satisfaction at or prior to the time hereinafter specified or, if not specified, at or prior to the Closing Time of the following conditions precedent:

      (a)   Representations True

                  All representations and warranties of Purchaser contained in this Agreement shall be true in all material respects at and as of the Effective Time and Closing Time and Purchaser shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Purchaser at or prior to the Closing Time and at Closing Purchaser shall have delivered an officer's certificate to that effect;

      (b)   Payment

                  Purchaser shall have tendered to Vendor the total amount
            payable by Purchaser to Vendor pursuant hereto at the Closing Time;

      (c)   Conveyance

                  Purchaser shall have executed and delivered the Conveyance and shall have executed and delivered all other documents required to be executed and delivered hereunder;

      The foregoing conditions shall be for the benefit of Vendor and may, without prejudice to any of the rights of Vendor hereunder (including reliance upon or enforcement of the representations, warranties or covenants which are preserved dealing with or similar to the condition waived), be waived by Vendor in writing, in whole or in part, at any time. In case any of the conditions precedent shall not be complied with, or waived by Vendor, at or before the Closing Time, Vendor may rescind or terminate this Agreement by written notice to Purchaser.

                                   ARTICLE 19
                         PURCHASER'S CLOSING CONDITIONS

19.1  GENERALLY

      The obligation of Purchaser to complete the purchase of the Assets from Vendor pursuant to this Agreement is subject to the satisfaction at or prior to the time hereinafter specified, or if not specified, at or prior to the Closing Time of the following conditions precedent:

      (a)   Representations True

                  All representations and warranties of Vendor contained in this
            Agreement shall be true in all material respects at and as of the Effective Time and Closing Time and

            Vendor shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Vendor at or prior to the Closing Time and at Closing Vendor shall have delivered an officer's certificate to that effect;

      (b)   Conveyance

                  Vendor shall have executed and delivered the documents
            required by clause 12.1 including the Conveyance;

      (c)  Material Adverse Change

                  Purchaser shall be satisfied that there has not been a
            material adverse change in the physical condition of the Assets from the Effective Time to the Closing Time which Purchaser agrees shall exclude:

            (i) any material adverse changes in the Assets due to changes in the prices at which Petroleum Substances may be sold; or

            (ii)  changes in the value of the Assets; or

            (iii) changes in reservoir performance.

      (d)   Interim Operations

                  From the date hereof to and including the Closing Date, Vendor shall have conducted all operations in relation to the Assets in the ordinary course and in accordance with good oil and gas industry practices;

      (e)   Approvals and Consents

                  All requisite approvals of working interest partners and
            regulatory bodies relative to the transactions herein provided for and such other consents or approvals relating to the transaction as may be required pursuant to the terms of any agreement affecting the Assets shall have been obtained;

      (f)   Discharge of Security

                  Vendor shall have tendered to Purchaser fully executed
            releases and registrable discharges or no interest letters of any security interests or encumbrances, except those set forth in Schedule "A" hereto and Permitted Encumbrances;

      The foregoing conditions shall be for the benefit of Purchaser and may, without prejudice to any of the rights of Purchaser hereunder (including reliance upon or enforcement of warranties or covenants which are preserved dealing with or similar to the condition or conditions waived), be waived by Purchaser in writing, in whole or in part, at any time, provided Purchaser may not waive the existence and operation of any preferential right to purchase any of the Assets. In case any of the conditions precedent shall not be complied with, or waived by Purchaser, at or before the Closing Time, Purchaser may rescind and terminate this Agreement by written notice to Vendor.

                                   ARTICLE 20
                OTHER COVENANTS, AGREEMENTS AND ACKNOWLEDGMENTS

20.1  GENERALLY

      Each of the Parties covenants and agrees with the other Party to use all reasonable efforts until Closing, to take or refrain from taking all actions with the intent that the Closing conditions herein shall be satisfied, the representations and warranties herein made by it shall be true and correct, and all covenants and agreements herein made by it shall have been performed.


                                   ARTICLE 21
                                 MISCELLANEOUS

21.1  OPERATORSHIP

      Vendor shall assist and co-operate with Purchaser to transfer to Purchaser Operatorship of any of the Assets which Vendor operates at the Closing Time provided that nothing herein shall be interpreted as any assurance by the Vendor that Purchaser will be entitled to serve as Operator of any such Assets.

21.2  SIGNS AND NOTIFICATIONS

      As soon as reasonably practical after Closing, the Vendor may remove any signs which indicate the Vendor's ownership or operation of the Assets. It shall be the responsibility of the Purchaser, where necessary, to erect or install any signs that may be required by governmental agencies indicating the Purchaser to be the operator of the Assets and to notify other working interest owners, gas purchasers, suppliers, contractors, governmental agencies and any other person of the Purchaser's interest in the Assets.

21.3  FURTHER ASSURANCES

      At Closing and thereafter as may be necessary or desirable, and without further consideration, the Parties shall execute, acknowledge and deliver such other documents and shall take or refrain from taking such action as may be necessary to carry out their respective obligations under this Agreement.

21.4  ASSIGNMENT

      Prior to Closing, Purchaser shall not assign all or any part of this Agreement or any of the rights or obligations of Purchaser under this Agreement, without the prior written consent of Vendor, which consent shall not be unreasonably withheld.

21.5  CONSTRUCTION AND ATTORNMENT

      This Agreement shall, in all respects, be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the Province of Alberta. Each Party accepts the jurisdiction of the Courts of the Province of Alberta and all courts of appeal therefrom.

21.6  TIME

      Time shall be of the essence of this Agreement.

21.7  PUBLIC ANNOUNCEMENT

      Each of the Parties shall co-operate with the other in relaying information concerning this Agreement and the transactions herein provided for, and shall furnish to, discuss with, and obtain approval from the other Party of drafts of all press and other releases prior to publication, which approval shall not be unreasonably withheld; provided that nothing contained herein shall prevent either Party, at any time, from furnishing any information to any governmental agency or regulatory authority or to the public if required by applicable law.

21.8  PRIOR AGREEMENTS AND AMENDMENTS

      This Agreement states and comprises the entire agreement between the Parties and shall supersede and replace any and all prior agreements between the Parties relating to the sale and purchase of the Assets and may be amended only by written instrument signed by all Parties.

21.9  ENUREMENT

      This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective successors, receivers, receiver-managers, trustees and permitted assigns, as set out herein.

21.10 ADDRESSES

      The address for notices of each of the Parties shall be as follows:

      (a)   Vendor

            WESTLINKS RESOURCES LTD.

            700, 703 - 6th Avenue S.W.
            Calgary, Alberta
            T2P 0T9

            Attention:      Land Manager

            Telephone No.:  (403) 261-2686
            Facsimile No.:  (403) 261-2704

      (b)   Purchaser:

            899776 ALBERTA LTD.

            3100, 150 - 6th Avenue S.W.
            Calgary, Alberta
            T2P 3Y7

            Attention:      Land Manager

            Telephone No.:  (403) 237-9400
            Facsimile No.:  (403) 237-9410

      Each of the Parties may from time to time change its address for service herein by giving written notice to the other Party. Any notice may be served by mail, personal service upon a Party or by facsimile transmission to the number for notice hereunder. Any notice given by service upon a Party and any notice given by facsimile transmission shall be deemed to be given to and received by the addressee on the day (except Saturdays, Sundays, and statutory holidays) of service or after the sending thereof with appropriate answer-back acknowledgement. Any notice sent by mail will be sent by first class (air mail if to or from a location outside Canada) registered post, postage prepaid, directed to the party on which it is to be served at that party's address for service. Notices so served shall be deemed to be received by the addressee at noon, local time, on the earlier of the actual date of receipt or the fourth (4th) day (excluding Saturdays, Sundays and statutory holidays in Alberta) following the mailing thereof. However, if postal service is (or is reasonably anticipated to be) interrupted or operating with unusual delay, notice shall not be served by such means during such interruption or period of delay.

21.11 COUNTERPARTS

      This Agreement may be executed in counterpart and when each Party has executed a counterpart as contemplated herein, all counterparts taken together shall constitute one agreement. A facsimile copy of an executed counterpart signature page will be as valid as an originally executed counterpart for purposes of signing this Agreement.

      IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.


WESTLINKS RESOURCES LTD.

Per:  /s/ Edward C. McFeely
     ------------------------

Per:
     ------------------------


899776 ALBERTA LTD.

Per:  /s/ Ernie Sapieha
     ------------------------

Per: /s/ Norm Knecht
     ------------------------

                                  SCHEDULE "A"

      Attached to and forming part of a Purchase and Sale Agreement dated October 1, 2000, between Westlinks Resources Ltd. ("Vendor") and 899776 Alberta Ltd. ("Purchaser").

--------------------------------------------------------------------------------

                                 LAND SCHEDULE

      WESTLINKS MINERAL PROPERTY LEASE REPORT DATED OCTOBER 12, 2000.

      (4 PAGES)

                            WESTLINKS RESOURCES LTD.

                     SCHEDULE OF LANDS BY LAND DESCRIPTION

------------------------------------------------------------------------------------------------------------------------------------
WI Owner:  ALL

File Number    Prospect      Doc Type        Document No      Expiry Date      Continued To      Lessor
------------------------------------------------------------------------------------------------------------------------------------
M000027        BIGORAY       CR PNG LSE      0500040519       APR-05-2005                        PROVINCIAL TREASURER MINERAL
                                                                                                 DISPOSITION DIVISION

Split:  1      Split Status:  ACTIVE                         Hectares:   64.0000

Parcel:    Land Description / Rights
-------------------------------------
1          050-09-W5M NW 33;
           ALL PNG

DOI Type:  RENTAL (*)

        WI Owner        Interest
-------------------------------------
IV      WESTLINKS       89.00000000
IV      74305            6.00000000
IV      825804           5.00000000

Royalty Type      Conv      Royalty Payor      Product Type      Royalty Details      Unit      Production %
-------------------------------------------------------------------------------------------------------------
CSS               N         WESTLINKS                                                           100.00000000

------------------------------------------------------------------------------------------------------------------------------------
File Number    Prospect      Doc Type        Document No      Expiry Date      Continued To      Lessor
------------------------------------------------------------------------------------------------------------------------------------
M000026        BIGORAY       CR PNG LSE      0596050287       DEC-31-2004                        PROVINCIAL TREASURER MINERAL
                                                                                                 DISPOSITION DIVISION

Split:  1      Split Status:  ACTIVE                         Hectares:  192.0000

Parcel:    Land Description / Rights
-------------------------------------
1          050-09-W5M S 34; NW 34;
           PNG IN BELLY RIVER

DOI Type:  RENTAL (*)

        WI Owner        Interest
-------------------------------------
W       WESTLINKS       22.25000000
W       74305            1.50000000
W       825804           1.25000000
W       DEFIANT         75.00000000

Unique Well Identifier      Spud Date      Rig Release      Zone      Status
---------------------------------------------------------------------------------
100/10-34-050-09-W5/00      MAR-17-1980    MAR-29-1980                INJECTION

Royalty Type      Conv      Royalty Payor      Product Type      Royalty Details      Unit      Production %
-------------------------------------------------------------------------------------------------------------
CSS               N         DEFIANT                                                             100.00000000

Contracts:  C000015

                            WESTLINKS RESOURCES LTD.

                     SCHEDULE OF LANDS BY LAND DESCRIPTION

------------------------------------------------------------------------------------------------------------------------------------
WI Owner:  ALL

File Number    Prospect      Doc Type        Document No      Expiry Date      Continued To      Lessor
------------------------------------------------------------------------------------------------------------------------------------
M000003        BIGORAY       CR PNG LSE      0578030214       MAR-21-1983      JAN-01-4712       PROVINCIAL TREASURER MINERAL
                                                                                                 DISPOSITION DIVISION

Split:  1      Split Status:  ACTIVE                         Hectares:   64.0000

Parcel:    Land Description / Rights         Extension Date      Reason
--------------------------------------------------------------------------
1          050-09-W5M NE 34;                 JAN-01-4712         15
           PNG FROM SURFACE TO BASE OF
           CARDIUM

Ref:  C000001-1:WI

DOI Type:  WI (*)

        WI Owner        Interest
-------------------------------------
P      WESTLINKS       89.00000000
W      74305            6.00000000
W      825804           5.00000000

Unique Well Identifier      Spud Date      Rig Release      Zone      Status
---------------------------------------------------------------------------------
100/10-34-050-09-W5/00      MAR-17-1980    MAR-29-1980                INJECTION

Royalty Type      Conv      Royalty Payor      Product Type      Royalty Details      Unit      Production %
-------------------------------------------------------------------------------------------------------------
CSS               N         WESTLINKS                                                           100.00000000

                                        Ref:  C000001-1:WI
Paid To           Interest              Paid By        Interest
--------------------------------------------------------------------
PROV. TREAS.      100.00000000          WESTLINKS      89.00000000
                                        74305           6.00000000
                                        825804          5.00000000

Contracts:  C000001          C000010          C000011


------------------------------------------------------------------------------------------------------------------------------------
File Number    Prospect      Doc Type        Document No      Expiry Date      Continued To      Lessor
------------------------------------------------------------------------------------------------------------------------------------
M000001        BIGORAY       CR PNG LSE      0577120091       DEC-13-1982      JAN-01-4712       PROVINCIAL TREASURER MINERAL
                                                                                                 DISPOSITION DIVISION

Split:  1      Split Status:  ACTIVE                         Hectares:  192.0000

Parcel:    Land Description / Rights         Extension Date      Reason
--------------------------------------------------------------------------
1          051-09-W5M S&NW 3;                JAN-01-4712         15
           PNG FROM SURFACE TO BASE OF
           CARDIUM

Ref:  C000001-1:WI
DOI Type:  WI (*)

        WI Owner        Interest
-------------------------------------
P       WESTLINKS       89.00000000
W       74305            6.00000000
W       825804           5.0000000

Unique Well Identifier      Spud Date      Rig Release      Zone      Status
---------------------------------------------------------------------------------
100/02-03-051-09-W5/00      FEB-01-1982    FEB-15-1982                INJECTION
100/02-03-051-09-W5/02      FEB-01-1982    FEB-15-1982                OIL P
100/05-03-051-09-W5/00      FEB-03-1980    FEB-18-1980                OIL P
102/12-03-051-09-W5/00      OCT-06-1987    OCT-27-1987                OIL P

Royalty Type      Conv      Royalty Payor      Product Type      Royalty Details      Unit      Production %
-------------------------------------------------------------------------------------------------------------
CSS               N         WESTLINKS                                                           100.00000000

                                        Ref:  C000001-1:WI
Paid To           Interest              Paid By        Interest
--------------------------------------------------------------------
PROV. TREAS.      100.00000000          WESTLINKS      89.00000000
                                        74305           6.00000000
                                        825804          5.00000000

Contracts:  C000001          C000010          C000011

                            WESTLINKS RESOURCES LTD.
                     SCHEDULE OF LANDS BY LAND DESCRIPTION

------------------------------------------------------------------------------------------------------------------------------------
WI Owner:  ALL

File Number    Prospect      Doc Type        Document No      Expiry Date      Continued To      Lessor
------------------------------------------------------------------------------------------------------------------------------------
M000028        BIGORAY       CR PNG LSE      0500040520      APR-05-2005                        PROVINCIAL TREASURER MINERAL
                                                                                                 DISPOSITION DIVISION

Split:  1      Split Status:  ACTIVE                         Hectares:   64.0000

Parcel:    Land Description / Rights
-------------------------------------
1          051-09-W5M NE 3;
           ALL PNG

DOI Type:  RENTAL (*)

        WI Owner        Interest
-------------------------------------
W      WESTLINKS       89.00000000
W      74305            6.00000000
W      825804           5.00000000

Royalty Type      Conv      Royalty Payor      Product Type      Royalty Details      Unit      Production %
-------------------------------------------------------------------------------------------------------------
CSS               N         WESTLINKS                                                           100.00000000

------------------------------------------------------------------------------------------------------------------------------------
File Number    Prospect      Doc Type        Document No      Expiry Date      Continued To      Lessor
------------------------------------------------------------------------------------------------------------------------------------
M000002        BIGORAY       CR PNG LSE      0577120092       DEC-13-1982      JAN-01-4712       PROVINCIAL TREASURER MINERAL
                                                                                                 DISPOSITION DIVISION

Split:  1      Split Status:  ACTIVE                         Hectares:  256.0000

Parcel:    Land Description / Rights           Extension Date      Reason
----------------------------------------------------------------------------
1          051-09-W5M 4;                       JAN-01-4712         15
           PETROLEUM AND NATURAL GAS FROM
           SURFACE TO BASE OF CARDIUM

Ref:  C000001-1:WI
DOI Type:  WI (*)

        WI Owner        Interest
-------------------------------------
P       WESTLINKS       89.00000000
W       74305            6.00000000
W       825804           5.00000000

Unique Well Identifier      Spud Date      Rig Release      Zone      Status
---------------------------------------------------------------------------------
100/08-04-051-09-W5/00      JAN-20-1984    JAN-29-1984                OIL P
100/13-04-051-09-W5/00      FEB-24-1982    MAR-14-1982                OIL P
100/15-04-051-09-W5/00      FEB-23-1980    MAR-12-1980                INJECTION
102/11-04-051-09-W5/00                                                LOCATION
103/11-04-051-09-W5/00                                                OIL P

Royalty Type      Conv      Royalty Payor      Product Type      Royalty Details      Unit      Production %
-------------------------------------------------------------------------------------------------------------
CSS               N         WESTLINKS                                                           100.00000000

                                        Ref:  C000001-1:WI
Paid To           Interest              Paid By        Interest
--------------------------------------------------------------------
PROV. TREAS.      100.00000000          WESTLINKS      89.00000000
                                        74305           6.00000000
                                        825804          5.00000000

Contracts:  C000001          C000010          C000011

PROJECT SELECTION CRITERIA

NON-GEOGRAPHIC REFINEMENT

Variable                Operator      Value(s)
--------                --------      --------
LEASE_STATUS            =             ACTIVE
PROSPECT                =             BIGORAY
SPLIT_STATUS            =             ACTIVE
PROSPECT_MIN_SPLIT      =             BIGORAY


FILES QUALIFIED BY SELECTION

M000001
M000002
M000003
M000026
M000027
M000028

                                  SCHEDULE "B"

      Attached to and forming part of a Purchase and Sale Agreement dated the 1st day of October, 2000, between Westlinks Resources Ltd. ("Vendor") and 899776 Alberta Ltd. ("Purchaser").

--------------------------------------------------------------------------------

                               GENERAL CONVEYANCE

This Conveyance made this ______ day of ____________, 2000.

BETWEEN:

            WESTLINKS RESOURCES LTD.

            (hereinafter called "Vendor")

                                                               OF THE FIRST PART

                                    - and -

            899776 ALBERTA LTD.

            (hereinafter called the "Transferee")

                                                              OF THE SECOND PART

      WHEREAS the Vendor has agreed to dispose and convey the Vendor's entire right, title, estate and interest in the Assets to the Transferee, and the Transferee has agreed to acquire and accept all of the Vendor's right, title, estate and interest in and to the Assets;

      THE PARTIES AGREE AS FOLLOWS:

1.    DEFINITIONS

      In this Conveyance, "Agreement" means the Purchase and Sale Agreement dated as of the 1st day of October, 2000, between the Vendor and the Transferee. In addition, the definitions provided for in the Agreement are adopted in this Conveyance.

2.    CONVEYANCE

      The Vendor, for the consideration provided for in the Agreement, the receipt and sufficiency of which is acknowledged by the Vendor, disposes, assigns, transfers, and conveys the Vendor's entire right, title, estate, and interest in the Assets to the Transferee, and the Transferee acquires and accepts such interests from the Vendor, TO HAVE AND TO HOLD the same absolutely, subject to the terms of the Agreement.

3.    EFFECTIVE TIME

      This Conveyance is effective as of the Effective Time.

4.    SUBORDINATE DOCUMENT

      This Conveyance is executed and delivered by the Parties pursuant to the Agreement for the purposes of the provisions of the Agreement, and the terms hereof shall be read in conjunction with the terms of the Agreement. The Agreement shall prevail if there is a conflict between the provisions of the Agreement and this Conveyance.

5.    ENUREMENT

      This Conveyance enures to the benefit of, and is binding upon, the Parties and their respective successors and permitted assigns.

6.    FURTHER ASSURANCES

      Each Party shall, after the date of this Conveyance, at the request of the other Party and without further consideration, do all further acts, and execute and deliver all further documents which are reasonably required to perform and carry out the terms of this Conveyance.

      IN WITNESS WHEREOF the Parties have duly executed this Conveyance.


      WESTLINKS RESOURCES LTD.


      Per:
           ------------------------------------


      Per:
           ------------------------------------



      899776 ALBERTA LTD.


      PER:  /s/     o
           ------------------------------------


      PER:  /s/     o
           ------------------------------------

                                  SCHEDULE "C"

      Attached to and forming part of a Purchase and Sale Agreement dated the 1st day of October, 2000, between Westlinks Resources Ltd. ("Vendor") and 899776 Alberta Ltd. ("Purchaser").

--------------------------------------------------------------------------------

                    AUTHORIZATIONS FOR EXPENDITURES (AFE'S)

1) AFE #30050 RECEIVED FROM CHEVRON CANADA RESOURCES IN THE AMOUNT OF APPROXIMATELY $85,000.00 TO TIE IN THE 8-4-51-9-W5 TO THE CHEVRON PLANT. - EXECUTED BY WESTLINKS ON OCTOBER 10, 2000 (COPY ATTACHED - 5 PAGES)

                           REQUEST FOR APPROPRIATION
                                    PARTNERS
                         CHEVRON CANADA RESOURCES 0395

Project Number      RWMDV-R0014                     Description Bigoray Westlinks Tie-in
--------------------------------------------------------------------------------------------------------------
Cost Center         RC2757516                       Responsible Person  79000125  BOSCH, NEIL  HPBO
                    WESTLINKS FLUID PROC            Project Start Date  2000/10/01     Finish Date  2000/12/31
--------------------------------------------------------------------------------------------------------------
Project Profile               REFEXP      CCR Facility Expense Project - Non EOR
Program
--------------------------------------------------------------------------------------------------------------
Joint Venture                 S07516      WESTLINKS - BIGORAY PROCESSING
Recovery Indicator            BL          Billable Expenditures
Equity Type                   ET1         Equity Type Date Pointer
Applicant Number              79000001    CCR - JV AFE
Chevron Working Interest       0.00000
Equity Group                  S07516  11/01/99  WESTLINKS PROCESSIN
--------------------------------------------------------------------------------------------------------------

Approved  /s/ Thomas J. Jacobsen                                Date  OCT. 10, 2000
          --------------------------------------                      ----------------------------

Project Object                 Description                                   Plan Ver. R02
                                                                             Gross Approved
-------------------------------------------------------------------------------------------
RWMDV-40014-100                Total Bigoray Westlinks Tie-in                    85,663
RWMDV-40014-200                Total Cost Bigoray Westlinks Tie-in               85,663
  Cost Element 0071900200        Pipes, Valves & Fittings                        20,959
  Cost Element 0071900510        Instrumentation Equipment                       23,000
  Cost Element 0074500014        Electrical Services                              2,300
  Cost Element 0074500015        Instrumentation Services                         6,900
  Cost Element 0074500016        Mechanical Services                             20,700
  Cost Element 0075100500        X-Ray Inspection Services                        1,725
  Cost Element 0075101000        Inspection Services Other                        4,313
  Cost Element 0075109000        CCR - Engineering Services Onsite                1,150
  Cost Element 0075909001        CCR - Drafting & Reproduction Services           1,150
  Cost Element 0082309999        Plan: JV Overhead                                3,466
-------------------------------------------------------------------------------------------
RWMDV-R0014                    Bigoray Westlinks Tie-in                          85,663
===========================================================================================

Partner                                    % Share         $ Share     Approved            Date
---------------------------------------------------------------------------------------------------------
395          CHEVRON CANADA RESOURCES        0.000000           0
---------------------------------------------------------------------------------------------------------
310007145    WESTLINKS RESOURCES LTD.      100.000000      85,663      /s/ Thomas J. Jacobsen  10/10/2000
---------------------------------------------------------------------------------------------------------

Ppt: 279POW106                                                  Date: 2000/10/10
Page: 1

                           REQUEST FOR APPROPRIATION
                         CHEVRON CANADA RESOURCES 0395

Project Number      RWMDV-R0014                     Description Bigoray Westlinks Tie-in
--------------------------------------------------------------------------------------------------------------------
Cost Center         RC2757516                       Responsible Person  79000125  BOSCH, NEIL  HPBO
                    WESTLINKS FLUID PROC            Project Start Date  2000/10/01     Finish Date  2000/12/31
--------------------------------------------------------------------------------------------------------------------
Project Profile               REFEXP      CCR Facility Expense Project - Non EOR
Program
Job Type
G&G Job Type
--------------------------------------------------------------------------------------------------------------------
Strategic Intent
--------------------------------------------------------------------------------------------------------------------
Joint Venture                 S07516      WESTLINKS - BIGORAY PROCESSING      Investment Program
Recovery Indicator            BL          Billable Expenditures               Position ID
Equity Type                   ET1         Equity Type Date Pointer            Approval Year       0000
Applicant Number              79000001    CCR - JV AFE
Chevron Working Interest       0.00000
Equity Group                  S07516  11/01/99  WESTLINKS PROCESSIN
--------------------------------------------------------------------------------------------------------------------
Budget Not Approved                       0
--------------------------------------------------------------------------------------------------------------------
EWPV @ 10% ($M)    0.000      DPI @ 10%    0.000      ROR %    0.00      BV Eos (MBORG)    0.00      Payout (Years)
--------------------------------------------------------------------------------------------------------------------

Approved                                                        Date
          --------------------------------------                      ----------------------------

Project Object                 Description                                   Plan Ver. R02       Budget
                                                                             Gross Approved      Net Approved
-------------------------------------------------------------------------------------------------------------
RWMDV-R0014-100                Total Bigoray Westlinks Tie-in                    85,663
RWMDV-R0014-200                Total Cost Bigoray Westlinks Tie-in               85,663
  Cost Element 0071900200        Pipes, Valves & Fittings                        20,959
  Cost Element 0071900510        Instrumentation Equipment                       23,000
  Cost Element 0074500014        Electrical Services                              2,300
  Cost Element 0074500015        Instrumentation Services                         6,900
  Cost Element 0074500016        Mechanical Services                             20,700
  Cost Element 0075100500        X-Ray Inspection Services                        1,725
  Cost Element 0075101000        Inspection Services Other                        4,313
  Cost Element 0075109000        CCR - Engineering Services Onsite                1,150
  Cost Element 0075909001        CCR - Drafting & Reproduction Services           1,150
  Cost Element 0082309999        Plan: JV Overhead                                3,466
-------------------------------------------------------------------------------------------------------------
RWMDV-R0014                    Bigoray Westlinks Tie-in                          85,663
=============================================================================================================

                 WESTLINKS SALES GAS BLENDING TIE-IN TO BIGORAY

                                                                    NO CONTINGENCY CONTI/
SAP AFE CATEGORIES                                                      GST BUILT-IN         % OF TOTAL
1   Plan, Payroll, Burden + Bonuses (Regulatory, Drill Planning)                                 -
2   Contract Engineering Services                                                                -
3   Safety Services                                                                              -
4   X-Ray Inspection Services                                         $ 1,500    $ 1,725         1.75
5   Inspection Services Other                                         $ 3,750    $ 4,313         4.37
6   CCR - Engineering Services On-Site                                $ 1,000    $ 1,150         1.17
7   CCR - Engineering Services Off-Site                                                          -
8   Plan: Engineering & Technical (Onsite - Operations)                                          -
9   CCR: Drafting & Reproduction                                      $ 1,000    $ 1,150         1.17
10  Plan: Chemicals                                                                              -
11  Pipes, Valves & Fittings                                          $18,225    $20,959        21.24
12  Line Pipe                                                                                    -
13  Materials, Supply, Repair Parts                                                              -
14  Instrumentation Equipment                                         $20,000    $23,000        23.31
15  Electrical Equipment                                                                         -
16  Processing Equipment (Dehy, Lineheater, etc)                                                 -
17  Storage Tanks/Vessels                                                                        -
18  Pumps and Pumping Systems                                                                    -
19  Compression Systems                                                                          -
20  Boilers & Heaters                                                                            -
21  Structural Material                                                                          -
22  Piling Material                                                                              -
23  Buildings                                                                                    -
24  Plan: Other Material & Supplies                                                              -
25  Air Transportation - Chevron                                                                 -
26  Transportation Services - Other                                                              -
27  Plan: Truck & Other Transportation                                                           -
28  Plan: Communications                                                                         -
29  Construction Services - Other                                                                -
30  Pipeline Installation                                                                        -
31  Structural Construction                                                                      -
32  Electrical Services                                               $ 2,000    $ 2,300         2.33
33  Instrumentation Services                                          $ 6,000    $ 6,900         6.99
34  Mechanical Services                                               $18,000    $20,700        20.98
35  Pile Driving Services                                                                        -
36  Road & Location Building                                                                     -
37  Commissioning Services                                                                       -
38  Camp Costs                                                                                   -
39  CCR - Land Services                                                                          -
40  Surveys, Maps & Air Photos                                                                   -
41  Other: Other Service Fees (Courier/Sustenance)                                               -
42  Other Taxes & Licenses                                                                       -
43  Plan G&A Allocation                                               $     0    $     0         -
44  Plan JV Overhead                                                  $ 3,144    $ 3,616         3.66
---------------------------------------------------------------------------------------------------------
    Subtotal:                                                         $74,619    $85,812

    Contingency (15%)                                                 $11,193    $     0        13.04
                                                                  =======================================
    Total:                                                            $85,812    $85,812       100.00

Last Revised: October 6, 2000
Developed By: Neil Bosch (234-5081)

WESTLINKS RESOURCES LTD. DRILLING and COMPLETION AFE and DAILY REPORT FORM DRILLING (Days 1-8)

AREA:   BIGORAY      WELL: 8-4-51-9-W5
AFE #:  30050

                                  CODE     AFE      ACTUAL     DIF
Landman                                    1,000       0       -1,000
Survey and Well license                    3,500       0       -3,500
Sfc Lease & access road Aqn.                           0            0
Lease & road Construction                 19,000       0      -19,000
Construction supervision                   3,000       0       -3,000
Drilling supervision                       3,500       0       -3,500
Geological supervision                     2,100       0       -2,100
Conductor & rathole                        4,200       0       -4,200
Rig & Camp move                           30,000       0      -30,000
Stuck & towing                                         0            0
Drilling daywork                          45,000       0      -45,000
Crew travel                                4,400       0       -4,400
Safety bonus                                 225       0         -225
Boiler and fuel                                        0            0
Water hauling                              3,300       0       -3,300
Vacuum truck                               3,000       0       -3,000
Bits and Reamers                          11,700       0      -11,700
Pipe & collar inspection                               0            0
Mud & Chemicals                            3,000       0       -3,000
Rentals                                   10,850       0      -10,850
Surface Csg & Accessories                  9,514       0       -9,514
Cementing: Surface Casing                  4,500       0       -4,500
Casing bowl & welder                       1,300       0       -1,300
Camp Water                                 1,000       0       -1,000
Power Tongs                                2,800       0       -2,800
Directional Services                                   0            0
Rentals                                                0            0
Trucking & hauling                         2,000       0       -2,000
Coring                                                 0            0
Open Hole logging                                      0            0
Drill stem testing                                     0            0
Production Csg & Accessories              20,421       0      -20,421
Cementing: Production Casing               8,000       0       -8,000
Cement: Abandonment                                    0            0
Waste disposal                                         0            0
Lease Restoration                          3,000       0       -3,000
Insurance                                  5,200       0       -5,200
Administration/Overhead                                0            0
Contingency                               19,750       0      -19,750
                                         -------     ---     --------
DRILLING TOTAL                           225,260       0     -225,260
                                         =======     ===     ========

                                  SCHEDULE "D"

      Attached to and forming part of a Purchase and Sale Agreement dated October 1, 2000, between Westlinks Resources Ltd. ("Vendor") and 899776 Alberta Ltd. ("Purchaser").

--------------------------------------------------------------------------------

                                   WELL LIST

WELL IDENTIFIER            POOL / TOTAL DEPTH      FLUID / MODE
---------------            ------------------      ------------
00/10-34-050-09-W5/00      BRC    / 1501.00        Gas    / Susp.
00/02-03-051-09-W5/00      Card B / 1490.00        Water  / Inj.
00/02-03-051-09-W5/02      Card B / 1490.00        CR-Oil / Pump
00/04-03-051-09-W5/00      Card B / 1522.00               / STDG
00/05-03-051-09-W5/00      Card B / 1506.50        CR-Oil / AB Zone
00/05-03-051-09-W5/02      BRC    / 1506.50        CR-Oil / Pump
02/12-03-051-09-W5/00      Card B / 1504.00        CR-Oil / Pump
00/07-04-051-09-W5/00      Card B / 1575.00        CR-Oil / Pump
00/08-04-051-09-W5/00      Card B / 1489.00        CR-Oil / Pump
03/11-04-051-09-W5/00      Card B / 1486.00        CR-Oil / Pump
00/13-04-051-09-W5/00      Card B / 1494.00        CR-Oil / Pump
00/15-04-051-09-W5/00      Card B / 1498.00        Water
02/08-04-051-09-W5/00      BRC    /                CR-Gas

                                  SCHEDULE "E"

      Attached to and forming part of a Purchase and Sale Agreement dated October 1, 2000, between Westlinks Resources Ltd. ("Vendor") and 899776 Alberta Ltd. ("Purchaser").

--------------------------------------------------------------------------------

                                   Facilities

      AS PER THE ATTACHED FACILITY DESCRIPTION SHEET (1 PAGE)

PIPELINES:

Approval No.      Line No.      From Location      Facility             To Location      Facility       Status
------------      --------      -------------      --------             -----------      --------       ------
14331             9*            9-15-4-51-9W5      Satellite            15-4-51-9        Pipeline       Operating
14331             10*           10-13-51-9         Pipeline             15-4-51-9        Satellite      Operating
14331             11*           11-13-51-9         Well                 13-4-51-9        Pipeline       Operating
14331             12*           12-15-51-9         Well                 15-4-51-9        Pipeline       Operating
14331             13*           2-3-51-9           Well                 2-3-51-9         Pipeline       Discontinued
14331             15*           15-5-51-9          Well                 15-4-51-9        Satellite      Operating
14331             17*           15-4-51-9          Pipeline             15-4-51-9        Satellite      Operating
14331             18*           2-3-51-9           Pipeline             5-3-51-9         Pipeline       Discontinued
14331             19*           5-3-51-9           Pipeline             12-3-51-9        Pipeline       Discontinued
14331             20*           9-4-51-9           Pipeline             15-4-51-9        Satellite      Operating
14331             25*           8-4-51-9           Well                 15-4-51-9        Satellite      Operating
14331             33*           12-3-51-9          Well                 12-3-51-9        Pipeline       Operating
14331             34*           12-3-51-9          Pipeline             9-4-51-9         Pipeline       Operating
14331             46*           15-4-51-9          Pipeline             10-4-51-9        Pipeline       Operating
22121             1             1-10-34-50-9       Injection Plant      2-3-51-9         Well           Operating
19667             1             10-7-51-9          Battery              15-4-51-9        Satellite      Operating
19667             2             13-4-51-9          Pipeline             13-4-51-9        Well           Operating
19667             3             15-4-51-9          Satellite            15-4-51-9        Well           Operating
19667             4             15-4-51-9          Satellite            2-3-51-9         Well           Operating
19667             5             5-3-51-9           Pipeline             5-3-51-9         Well           Operating
19667             6             9-4-51-9           Pipeline             8-4-51-9         Pipeline       Operating
19667             7             12-3-51-9          Pipeline             12-3-51-9        Pipeline       Operating
34082             1             15-4-51-9-W5       Pipeline             2-3-51-9-W5      Pipeline
34082             2             2-15-51-9-W5       Pipeline             15-4-51-9-W5     Pipeline

*NEW APPROVAL #33622

                                  SCHEDULE "F"


      Attached to and forming part of a Purchase and Sale Agreement dated October 1, 2000, between Westlinks Resources Ltd. ("Vendor") and 899776 Alberta Ltd. ("Purchaser").

--------------------------------------------------------------------------------

                           PRODUCTION SALES CONTRACTS


                                      NIL

      (No Agreements in place that cannot be terminated on 30 days notice)

                                  "SCHEDULE G"


      Attached to and forming part of a Purchase and Sale Agreement dated October 1, 2000, between Westlinks Resources Ltd. ("Vendor") and 899776 Alberta Ltd. ("Purchaser").

--------------------------------------------------------------------------------

                       PROPRIETARY TECHNICAL INFORMATION


                                      NIL

                                  SCHEDULE "H"

      Attached to and forming part of a Purchase and Sale Agreement dated October 1, 2000, between Westlinks Resources Ltd. ("Vendor") and 899776 Alberta Ltd. ("Purchaser").

--------------------------------------------------------------------------------

   PROCESSING AGREEMENTS, MARKETING AGREEMENTS AND TRANSPORTATION AGREEMENTS


1) Bigoray 15-4 to 10-7 Gathering System Fluid Transportation Agreement between Chevron Canada Resources (Operator) and Westlinks Resources Ltd. (Producer), effective July 1, 1999 -- UNEXECUTED.

2) Bigoray 10-7 Battery Facility Fluid Processing Agreement between Chevron Canada Resources (Operator) and Westlinks Resources Ltd. (Producer), effective July 1, 1999 -- UNEXECUTED.

3) Water Transportation and Disposal Agreement between Chevron Canada Resources (Operator) and Westlinks Resources Ltd. (Producer), effective July 1, 1999 -- UNEXECUTED.

4) Production Reporting between Chevron Canada Resources (Administrator) and Westlinks Resources Ltd. (Owner), effective July 1, 1999 -- UNEXECUTED.

5) Westlinks 15-4 Water Plant, Water Handling Agreement between Westlinks Resources Ltd. (Operator) and Chevron Canada Resources (Producer), effective March 15, 2000 -- UNEXECUTED.

6) Crude Oil Marketing Agreement between Westlinks Resources Ltd. and EOTT Resources -- TERMINATED.

7) Crude Oil Marketing Agreement between Westlinks Resources Ltd. and Husky Oil Marketing -- 30 DAY CONTRACT.